Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 29, 2024 relating to the financial statements of Life360, Inc. and the effectiveness of Life360, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Life360, Inc. for the year ended December 31, 2023. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
San Francisco, CA
May 9, 2024